Exhibit 99.1

Evergreen Energy Names Michael Gionfriddo Acting President

- Miles Mahoney Resigns as President and COO; Replacement Effort Underway -

DENVER, August 6, 2010 — Evergreen Energy Inc. (NYSE Arca: EEE) named Michael Gionfriddo, current CTO, acting president of the company effective August 2, 2010 simultaneous with the resignation of Miles Mahoney as president and COO.  Gionfriddo will assume the day-to-day management of the GreenCert operation and will continue as the company’s CTO.

“We are confident Mike will further our efforts to drive the deployment of the GreenCert suite to commercial customers,” said Thomas H. Stoner, Jr., CEO and director of Evergreen.  “The board and I intend to hire a seasoned executive to work with Mike to lead our GreenCert effort and capture the significant opportunities in greenhouse gas measurement and management.  In doing so, we have engaged Devine Capital Partners to find a suitable replacement for Miles.”

Gionfriddo is a leader of the software industry with a proven track record of software innovation across a spectrum of markets.  He combines a deep technical expertise with an innately strong business sense to consistently arrive at the right decision for a customer focused product, timed to tight market windows. His balance amongst thought-leadership, strategy, people and execution has lead to a record of success. Most recently, Gioonfriddo was Chief Technologist at Juniper Networks for Junos Space.   He recently served as CTO at Enhanced Communication Delivery System.  Prior to ECDS he served as CTO for Sun Microsystems rich Internet application platform, JavaFX. While at Sun, he also served as Chief Architect for the Java CAPS and Sun Connection Network product lines.  He was awarded the Distinguished Engineer title in 2006.  Gionfriddo has held the position of Technical Director at Rogue Wave Software, CTO at EdeNet Communications, and Director of Technology at Lutris Technologies. Gionfriddo has BS in Mathematics with Computer Science from Carnegie-Mellon University.

Evergreen Energy Inc.
Evergreen Energy Inc. (NYSE Arca: EEE) has developed two proven, proprietary, patented, and transformative green technologies: the GreenCert™ suite of software and services and K-Fuel®.  GreenCert, which is owned exclusively by Evergreen, is a science-based, scalable family of environmental intelligence solutions that quantify process efficiency and greenhouse gas emissions from energy, industrial and agricultural sources and may be used to create verifiable emission reduction credits.  K-Fuel technology significantly improves the performance of low-rank coals, yielding higher efficiency and lowering emissions.  Visit www.evgenergy.com for more information.

Safe Harbor Statement
Statements in this release that relate to future plans or projected results of Evergreen Energy Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the "safe harbor" provisions of the PSLRA. Our actual results may vary materially from those described in any "forward-looking statement" due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission.  Readers of this release are encouraged to study all of our filings with the Securities and Exchange Commission.  In addition, our ability to execute our business plan and develop the GreenCert™ or K-Fuel® technologies may be adversely impacted by unfavorable decisions in the Buckeye litigation or other material litigation or by our inability to raise sufficient additional capital.  Readers of this release are cautioned not to put undue reliance on forward-looking statements.

Evergreen Investor Contact:
Kirsten Chapman & Becky Herrick
Lippert / Heilshorn & Associates
415.433.3777
bherrick@lhai.com

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